Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SANCHEZ MIDSTREAM PARTNERS LP

Pursuant to Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, the undersigned does hereby certify as follows:

FIRST:  The name of the Limited Partnership is Sanchez Midstream Partners LP.

SECOND:  Article 1 of the Certificate of Limited Partnership shall be amended in its entirety as follows:

“1.The name of the Partnership is:  Evolve Transition Infrastructure LP.”

Article 3 of the Certificate of Limited Partnership shall be amended in its entirety as follows:

“3.The name and business address of the sole general partner is:

Evolve Transition Infrastructure GP LLC

1360 Post Oak Blvd, Suite 2400

Houston, Texas 77056”

THIRD:  This Certificate shall become effective on February 26, 2021, at 4:00 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Limited Partnership on this 26th day of February, 2021.

SANCHEZ MIDSTREAM PARTNERS LP

By:  Sanchez Midstream Partners GP LLC,

its general partner

By: /s/ Charles C. Ward

Name:  Charles C. Ward

Title:    Chief Financial Officer and Secretary